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                                                                      EXHIBIT 23

     Consent of Ernst & Young LLP, Independent Certified Public Accountants

         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-41735) pertaining to the Tax Savings Thrift Plan for Employees of CSX Corporation and Affiliated Companies of our report dated June 24, 2002, with respect to the financial statements of the Tax Savings Thrift Plan for Employees of CSX Corporation and Affiliated Companies included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

                                              /s/ ERNST & YOUNG LLP


Jacksonville, Florida
June 24, 2002

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